DEAN HELLER                                       Entity #
[GRAPHIC  Secretary of State                                C17516-2003
OMITTED]  204 North Carson Street, Suite 1                  Document Number
          Carson City, Nevada 89701-4299                    20050141207-92
          (775) 684-5708
          Website: secretaryofstate.biz                     Date Filed:
                                                            4/21/2005 2:11:24 PM
                                                            In the office of
-------------------------------------------------------     /s/ Dean Heller
              Certificate of Amendment
         (PURSUANT TO NRS 78.385 and 78.390)                Dean Heller
-------------------------------------------------------     Secretary of State


Important: Read attached instructions                           ABOVE SPACE IS
before completing form.                                      FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:
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ZANN CORP.
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2. The articles have been amended as follows (provide article numbers, if available):
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Article III is hereby amended to read as follows:

III. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 4,350,000,000 consisting of 4,000,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 350,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 5,001,862,858 common
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shares
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4.  Effective date of filing (optional):  5/9/05
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                                        (must not be later than 90 days after
                                             the certificate is filed)

5.  Officer Signature (required): /s/ illegible
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*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This filing must be accompanied by                     Nevada Secretary of State
appropriate fees.  See attached fee                        AM  78.385 Amend 2003
schedule.                                                       Revised 11/03/03